exhibit 3(a)

               AMENDED AND RESTATED
             ARTICLES OF INCORPORATION
                        OF
              STOKELY-VAN CAMP, INC.



The undersigned officers of Stokely-Van Camp, Inc., (hereinafter referred to as the "Corporation"), existing pursuant to the provisions of The Indiana General Corporation Act, as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating certain amendments of its Articles of Incorporation by the adoption of new Amended and Restated Articles of Incorporation to supersede and take the place of its heretofore existing
Articles of Incorporation, certify the following facts:


  SUBDIVISION A -- AMENDED AND RESTATED ARTICLES

l.   Text of the Amended and Restated Articles

     The exact text of the entire Articles of Incorporation of the Corporation, as amended and restated (hereinafter referred to as the "Amended and Restated Articles"), now is as follows:


     Be it remembered that the following Amended and Restated Articles of Incorporation and all matters heretofore done or hereafter to be done are in accordance with "An Act concerning domestic and foreign corporations for profit, providing penalties for the violation hereof, and repealing all laws or parts of laws in conflict herewith", approved March 16, 1929, and all acts amendatory thereof and supplemental thereto, and that the following Amended and Restated Articles of Incorporation supersede and take the place of the heretofore existing Articles of Incorporation, as amended.


     1.   The name of the Corporation shall be Stokely-Van Camp, Inc.

     2.   The purpose or purposes for which it is formed are as follows:

     To purchase, lease or otherwise acquire, own, hold and operate, sell or otherwise dispose of farms for the production of vegetables, fruits, berries, grains, live stock and farm, dairy and food products of all kinds whatsoever, and to buy, sell and deal generally in all such farm, dairy and food products either directly or through subsidiaries or other agencies.

     To construct, purchase, lease or otherwise acquire, own, hold, operate, sell or otherwise dispose of factories and plants for processisng, canning, preserving, packing or otherwise preparing for market consumption, vegetables, fruits, berries, meats, grains, milk and other food products of any and all kinds whatsoever whether grown or produced by itself or others, and to buy, store, sell and deliver at wholesale or retail all such products either directly or through subsidiaries or other agencies.

     To construct, purchase, lease or otherwise acquire, own, hold, operate, sell or otherwise dispose of factories and plants for the manufacture of cans, cases and other containers for all such products and the labels therefor, and to buy, sell, deal in and deal with such containers and labels either directly or through subsidiaries or other agencies.

     To construct, purchase, lease or otherwise acquire, own, hold, operate, sell or otherwise dispose of coal mines, and to produce, buy, store, sell and deliver and generally deal in and with coal and coal products of all kinds at wholesale and retail, either directly or through subsidiaries or other agencies.

     To construct, purchase, lease or otherwise acquire, own, hold, operate, sell or otherwise dispose of ice and refrigeration plants, and to manufacture, buy, store, sell and deliver ice at wholesale or retail and to conduct generally the business of cold storage and refrigeration in all its branches either directly or through subsidiaries or other agencies.

     To construct, purchase, lease or otherwise acquire, hold, own, operate, sell or otherwise dispose of bottling works and soft drink plants, and to manufacture, store, buy, sell and deliver and generally deal in and deal with soft drinks and any of the constituents thereof at wholesale or retail either directly or through subsidiaries or other agencies.

     To construct, purchase, lease or otherwise acquire, hold, own, operate, sell or otherwise dispose of plants for the production and manufacture of fertilizers, minerals, rocks, clays and mineral and vegetable and animal products of all kinds, including the products of fields, farms and forests and the compounds and combinations therof, and to buy, sell, and generally deal in and deal with such products in their raw or finished state either directly or through subsidiaries or other agencies.

     To manufacture, purchase, or otherwise
acquire, hold, own, mortgage, pledge, sell, lease, assign and transfer, or otherwise dispose of, to invest, trade, deal in and deal with, goods, wares and merchandise and real and personal property of every class and description.

     To erect, or cause to be erected, on any lands owned, held, or in any way occupied by the corporation, building or other structures with their appurtenances, and to rebuild, enlarge, alter, or improve any buildings or other structures now, or hereafter erected, on any lands, so owned, held or occupied.

     To enter into, make and perform contracts of every kind for any lawful purpose with any person, firm, partnership, association, trustee, syndicate or corporation, municipality, body politic, country, territory, state, government or colony or dependency or subdivision thereof, or entity whatsoever.

     To acquire the goodwill, rights and property, and the whole or any part of the assets, tangible or intangible, and to undertake or in any way assume the liabilities of any person, firm, association, partnership, trustee, syndicate or corporation; to pay for the said goodwill, rights, property, and assets in cash, the stock, bonds or other securities of this or any other corporation, or by undertaking the whole or any part of the liabilities of the transferor; to hold or in any manner to dispose of the whole or any part of the property so purchased; to conduct in any lawful manner the whole or any part of any business so acquired, and to exercise all the powers necessary or convenient in and about the conduct and management of such business.

     To secure, purchase, obtain, apply for,
register, take on lease, or otherwise acquire, own, hold, use, exercise, develop, mortgage, pledge, sell, assign, lease, transfer, take or grant licenses in respect of, or otherwise dispose of and turn to account, and any and all copyrights, trademarks, trade names and other trade rights, letters patent, licenses, patent rights, patented processes and all similar rights and property, however created, issued or granted, or any interest therein or rights thereunder or any inventions, improvements, processes, designs, formula or devices which may seem capable of being used for or in connection with any of the objects or purposes of this corporation.

     To guarantee, purchase, receive, hold, own, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of capital stock, bonds, mortgages, debentures, notes or other securites, obligatons, conracts or evidences of indebtedness of any partnerhip, syndicate, trustee, association or corporation (organized under the laws of this State or any other State, county, nation or government), or of any state, country, nation, municipality, government or a body politic or subdivision thereof; to receive, collect and dispose of interest, dividends and income upon, of and from any of the bonds, mortgages, debentures, notes, shares of capital stock, securities, obligations, conracts, evidences of indebtedness and other property, any and all rights, powers and privileges of indvidual ownership thereof, including the right to vote thereon.

     Without limit as to amount to draw, make, accept, endorse, discount, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or transferable instruments and evidences of indebtedness, whether secured by mortgage or otherwise, as well as to secure the same by mortgage or otherwise, so far as may be permitted by the laws of the State of Indiana.

     To purchase, in so far as the same may be done without impairing the capital of the corporation, and subject to the other provisions hereof, and to hold, pledge and reissue shares of its own capital stock; but such stock, so acquired and held, shall not be entitled to vote nor to receive dividends.

     To have one or more offices, conduct its business and promote its objects within and without the State of Indiana, in other States, the District of Columbia, the territories, colonies and dependencies of the United Staes, and in foreign countries, without restriction as to place or amount, but subject to the laws of such State, District, territory, colony, dependency or country.

     To do any or all of the things herein set forth to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, or otherwise and either alone or in company with others.

     In general, to carry on any other business in connection with the foregoing, whether manufacturing or otherwise, not forbidden by the laws of the State of Indiana, and with all the powers conferred upon corporations by the laws of the State of Indiana.

     But if this corporation shall undertake to do any of the things hereinabove set forth in any state other than Indiana, in the District of Columbia, in any territory, colony, or dependency of the United States, or in any foreign country, or in any colony or dependency thereof, then as to such jurisdictions and each of them, this corporation shall be deemed to have such powers in so far only as such jurisdictions respectively permit corporations within their several respective jurisdictions to be organized for or to exercise such powers.

     It is the intention that each of the objects or purposes specified in each of the paragraphs of this article shall, except where otherwise specified, be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article hereof, but that the objects or purposes specified herein shall be regarded as independent objects or purposes, and the enumeration of specific objects or purposes shall not be construed to restrict in any manner the powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature.


     3.   The period during which it is to
continue as a corporation is unlimited.

     4. The post office address of its principal office is One N. Capitol Avenue, Indianapolis,
Indiana 46204.

          The name of its resident agent is CT
Corporation System.

          The post office address of its resident
agent is One N. Capitol Avenue, City of
Indianapolis, Marion County, Indiana.


     5.   The total number of shares into which
its authorized capital stock is to be divided is 12,500,000, consisting of shares as follows:

      2,500,000 shares having a par value of $20.00 per share

     10,000,000 shares having a par value of $1.00 per share

     6.   The shares are to be divided into classes as follows:

     Cumulative Prior Preference Stock
     of the par value of $20.00 each                    1,500,000

     Cumulative Convertible Second Preferred Stock
     of the par value of $20.00 each                    500,000

     Serial Preferred Stock
     of the par value of $20.00 each                    500,000

     Common Stock of the par value of $ 1.00 each       10,000,000

The relative rights, preferences, limitations and restrictions of each class shall be as follows:

     (A)  The holders of record of the Cumulative
Prior Preference Stock hereinafter referred to as the "Prior Preference Stock" shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of Five Percent
(5%) of the par value thereof per annum and no more, payable in equal quarterly installments on the first days of January, April, July and October in each year, accruing from January 1, 1942, in respect of shares of the Prior Preference Stock issued before January 1, 1942, and in respect of shares of Prior Preference Stock issued on or after said date, from the quarterly dividend payment date on which issued, or, if not issued on a quarterly dividend payment date, from the quarterly dividend payment date next preceding the date of issue of such shares, before any distribution, whether by way of dividends or otherwise shall be declared or paid upon or set apart for the Cumulative Convertible Second
Preferred Stock (hereinafter referred to as the "Second Preferred Stock") or the Serial Preferred
Stock or the Common Stock of the corporation, or any other stock of the corporation except stock having a preference over, or being on a parity with, the Prior Preference Stock. Such dividends upon the Prior Preference Stock shall be cumulative so that if, in any quarterly dividend period or periods, Prior Preference Stock at the rate of Five Percent (5%) of the par value thereof per annum shall not have been paid or set apart for payment, but without interest, before any distribution, whether by way of dividends or otherwise, shall be declared or paid upon, or set apart for the Second Preferred Stock or the Serial
Preferred Stock or the Common Stock, or any other stock of the corporation, except stock having preference over, or being on a parity with, the Prior Preference Stock.

     (B) After full cumulative dividends upon all Prior Preference Stock then outstanding shall have been paid for all past quarterly dividend periods, and after, or concurrently with, making payment of, or provision for, full dividends upon all Prior Preference Stock then outstanding to the end of the current quarterly dividend period, then, and not otherwise, the holders of the Second
Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends thereon at the rate of Five Percent
(5%) of the par value thereof per annum and no more, payable in equal quarterly installments on the first days of January, April, July and October in each year, accruing from the quarterly dividend payment date on which issued, or, if not issued on a quarterly dividend payment date, from the quarterly dividend payment date next preceding the date of issue of such shares, before any distribution, whether by way of dividends or otherwise, shall be declared or paid upon or set apart for the Serial Preferred Stock or the Common
Stock of the Corporation, or any other stock of the Corporation, except stock having a preference over, or being on a parity with, the Second
Preferred Stock.  Such dividends upon the Second
Preferred Stock shall be cumulative so that if, in any quarterly dividend period or periods, dividends upon the outstanding Second Preferred
Stock at the rate of Five Percent (5%) of the par value thereof per annum, shall not have been paid or set apart for payment, the deficiency shall be paid or set apart for payment, but without interest, before any distribution, whether by way of dividends or otherwise, shall be declared or paid upon, or set apart for the Serial Preferred
Stock or the Common Stock, or any other stock of the Corporation, except stock having preference over, or being on a parity with, the Second
Preferred Stock.

     (C) After full cumulative dividends upon any Prior Preference Stock then outstanding shall have been paid for all past quarterly dividend periods, and after, or concurrently with, making payment of, or provision for, full dividends upon all Prior Preference Stock then outstanding to the end of the current quarterly dividend period, and after full cumulative dividends upon all Second
Preferred Stock then outstanding shall have been paid for all past quarterly dividend periods, and after, or concurrently with, making payment of, or provision for, full dividends upon all Second
Preferred Stock then outstanding to the end of the current quarterly dividend period, then, and not otherwise, the holders of the Serial Preferred
Stock shall be entitled to receive, when and as declared by the Board of Directors, dividends thereon at the rate and time and in the manner and on the terms and conditions prescribed by the Board of Directors pursuant to paragraph N of this
Article 6, before any distribution, whether by way of dividends or otherwise shall be declared or paid upon or set apart for the Common Stock of the Corporation, or any other stock of the Corporation, except stock having a preference over, or being on a parity with, the Serial
Preferred Stock.

     (D) After full cumulative dividends upon all Prior Preference Stock then outstanding shall have been paid for all past quarterly dividend periods, and after, or concurrently with, making payment of, or provision for, full dividends upon all Prior Preference Stock then outstanding to the end of the current quarterly dividend period, and after full cumulative dividends upon all Second
Preferred Stock then outstanding shall have been paid for all past quarterly dividend periods, and after, or concurrently with, making payment of, or provision for, full dividends upon all Second
Preferred Stock then outstanding to the end of the current quarterly dividend period, and after full cumulative dividends upon all series of Serial
Preferred Stock shall have been paid for all past quarterly dividend periods, to the extent required by the resolution or resolutions of the Board of Directors establishing such series, and after, or concurrently with, making payment of, or provision for, full dividends upon all series of Serial
Preferred Stock then outstanding to the end of the current quarterly dividend period, then, and not otherwise, dividends may be declared upon, and paid to the holders of the Common Stock, to the exclusion of the holders of the Prior Preference
Stock, the Second Preferred Stock, and the Serial
Preferred Stock.

     (E)  Upon at least thirty (30) days' notice,
given by mail to the record holders of the Prior
Preference Stock to be redeemed, and by
publication of such notice in at least one newspaper printed in the English language and of general circulation, in the Borough of Manhattan, City, County and State of New York, the
Corporation may redeem all the shares of the Prior
Preference Stock then outstanding, or any part thereof, at any time or from time to time, at the price per share of $21, together with an amount equal to the amount of all the dividends accumulated and unpaid thereon at the redemption date, but without interest, whether or not earned or declared (hereinafter called the "redemption price"), all by such method as shall be provided from time to time by resolution of the Board of Directors or by the bylaws of the Corporation.
From and after the date fixed in such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price of the Prior Preference Stock so called for redemption, or, if the Corporation shall so elect, from and after a date (which shall be prior to the redemption date and which, together with the fact of such election, shall be set forth in the notice of redemption) on which the Corporation shall provide moneys for the payment of the redemption price by depositing the amount thereof for account of the holders of the Prior Preference Stock entitled thereto with a bank or trust company doing business in the Borough of Manhattan, City, County and State of
New York and having capital and surplus of at least Five Million Dollars ($5,000,000), all dividends on the prior Preference Stock thereby called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and determine.
Any moneys provided by the Corporation for the payment of the redemption price of Prior
Preference Stock which shall remain unclaimed by the holders of the Prior Preference Stock entitled thereto at the end of six (6) years after such date of redemption, together with any interest thereon which shall be allowed by such bank or trust company, if any, with which such moneys shall have been deposited, shall be paid by such bank or trust company to the Corporation and shall revert to the treasury of the Corporation and be available for general corporate purposes as if never provided by the Corporation for the payment of the redemption price for Prior Preference
Stock, provided, however, that thereafter such holders, if and when they shall make claim therefor, shall be paid the redemption price of Prior Preference Stock (but without interest thereon) from any funds of the Corporation then available for that purpose. Nothing herein contained shall limit any legal right of the Corporation to purchase any of the Prior
Preference Stock at a price not exceeding the redemption price.

     (F)  Upon at least thirty (30) days' notice,
given by mail to the record holders of the Second
Preferred Stock to be redeemed, and by publication of such notice in at least one newspaper printed in the English language and of general circulation, in the Borough of Manhattan, City, County and State of New York, the Corporation may redeem all the shares of the Second Preferred
Stock then outstanding, or any part thereof, at any time subsequent to the close of the first fiscal year following the fiscal year in which the shares to be redeemed were issued and from time to time, at the price per share of $21, together with an amount equal to the amount of all the dividends accumulated and unpaid thereon at the redemption date, but without interest, whether or not earned or declared (hereinafter called the "redemption price"), all by such method as shall be provided from time to time by resolution of the Board of Directors or by the bylaws of the Corporation.
From and after the date fixed in such notice as the date of redemption, unless default shall be made by the Corporation in providing moneys at the time and place specified for the payment of the redemption price of the Second Preferred Stock so called for redemption, or,if the Corporation shall so elect, from and after a date (which shall be prior to the redemption date and which, together with the fact of such election, shall be set forth in the notice of redemption) on which the Corporation shall provide moneys for the payment of the redemption price by depositing the amount thereof for account of the holders of the Second
Preferred Stock entitled thereto with a bank or trust company doing business in the Borough of Manhattan, City, County and State of New York and having capital and surplus of at least Five
Million Dollars ($5,000,000), all dividends on the Second Preferred Stock thereby called for redemption shall cease to accure, and all rights of the holders thereof as stockholders of the Corporation, except the right to receive the redemption price, shall cease and determine. Any moneys provided by the Corporation for the payment of the redemption price of Second Preferred Stock which shall remain unclaimed by the holders of the Second Preferred Stock entitled thereto at the end of six (6) years after such date of redemption, together with any interest thereon which shall be allowed by such bank or trust company, if any, with which such moneys shall have been deposited, shall be paid by such bank or trust company to the Corporation and shall revert to the treasury of the Corporation and be available for general corporate purposes as if never provided by the Corporation for the payment of the redemption price for Second Preferred Stock, provided, however, that thereafter such holders, if and when they shall make claim therefor, shall be paid the redemption price of Second Preferred Stock (but without interest thereon) from any funds of the Corporation then available for that purpose.
Nothing herein contained shall limit any legal right of the Corporation to purchase any of the Second Preferred Stock at a price not exceeding the redemption price.

     (G) In the event of liquidation, dissolution or winding up of the Corporation, voluntary or involuntary, the holders of the Prior Preference
Stock then outstanding shall be entitled to be paid out of the assets of the Corporation, whether from capital, surplus or earnings, before any payment or distribution out of said assets shall be made to the holders of the Second Preferred
Stock or the holders of the Serial Preferred Stock or the holders of the Common Stock, or any other stock of the Corporation, except stock having preference over, or being on a parity with, the Prior Preference Stock, the sum of $20 per share and an amount which shall be equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest, and thereafter the holders of the Prior Preference
Stock shall be entitled to no further payment or distribution. A reorganization, consolidation or merger of this Corporation (in whatever manner effected, including a sale or transfer of its assets) shall not be regarded as a voluntary liquidation, dissolution or winding up of this Corporation.

     (H)  In the event of the liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of all Prior Preference Stock then outstanding, the holders of the Second Preferred
Stock then outstanding shall be entitled to be paid out of the assets of the Corporation, whether from capital, surplus, or earnings, before any payment or distribution out of said assets shall be made to the holders of the Serial Preferred
Stock or the holders of the Common Stock, or any other stock of the Corporation, except stock having a preference over, or being on a parity with, the Second Preferred Stock, the sum of $20 per share, and an amount which shall be equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest, and thereafter, the holders of the Second Preferred Stock shall be entitled to no further payment or distribution. A reorganization, consolidation or merger of this Corporation (in whatever manner effected, including the sale or transfer of its assets) shall not be regarded as a voluntary liquidation, dissolution or winding up of this Corporation.

     (I)  In the event of the liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of all Prior Preference Stock then outstanding, and after payment in full of the amounts required to be paid to the holders of all the Second Preferred Stock then outstanding, the holders of all series of Serial Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation, whether from capital, surplus or earnings, before any payment or distribution out of said assets shall be made to the holders of the Common Stock, or any other stock of the Corporation, except stock having a preference over, or being on a parity with, the Serial Preferred Stock, the sum of $20 per share, and, if required by the resolution or resolutions of the Board of Directors establishing such series, an amount which shall be equal to the dividends accumulated and unapid thereon, whether or not earned or declared, but without interest, and thereafter the holders of the Serial Preferred
Stock shall be entitled to no further payment or distribution. A reorganization, consolidation or merger of this Corporation (in whatever manner effected,including the sale or transfer of its assets) shall not be regarded as a voluntary liquidation, dissolution or winding up of this Corporation.

     (J)  In the event of the liquidation,
dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment in full of the amounts required to be paid to the holders of all Prior Preference Stock then outstanding, and after payment in full of the amounts required to be paid to the holders of all the Second Preferred Stock then outstanding, and after payment in full of the amounts required to be paid to the holders of all the Serial Preferred
Stock then outstanding, the holders of the Common
Stock then outstanding shall be entitled to the exclusion of the holders of the Prior Preference
Stock, the holders of the Second Preferred Stock and the holders of the Serial Preferred Stock to share ratably in all remaining assets of the Corporation.

     (K)  (a)  The shares of the Second Preferred
Stock shall be convertible, at the option of the holder thereof, at any time, subject to the right of redemption of the Corporation, upon surrender by the holder to the Corporation of the certificates for the shares so to be converted, into full paid and non-assessable shares of Prior
Preference Stock of the Corporation at the rate of one share of Prior Preference Stock for each share of Second Preferred Stock so surrendered for conversion. The rate of conversion mentioned above is hereinafter referred to as the "conversion ratio" of the Second Preferred Stock.
The conversion ratio shall be subject to adjustment from time to time in certain instances as hereinafter provided. Upon conversion the Corporation shall make no payment or adjustment on account of dividends accrued or in arrears on the share or shares surrendered for conversion. In the event of the call for redemption of any shares of the Second Preferred Stock, such right of conversion, as to the shares designated for redemption, shall continue up to the close of business on the third full business day prior to the date fixed for redemption, and such right shall thereupon terminate unless the Corporation shall not have proceeded in accordance with the provisions of paragraph (F) of Article 6 hereof and shall default in the payment of the redemption price. A "full business day" shall not include a Saturday, a Sunday, or a day which is a legal holiday in the State of New York.

          (b)  Before any holder of shares of the
Second Preferred Stock shall be entitled to convert such shares into Prior Preference Stock, he shall surrender the certificate or certificates for such shares of the Second Preferred Stock at the office of any Transfer Agent of the Corporation for the Prior Preference Stock, duly endorsed to the Corporation or in blank or accompanied by proper instruments of transfer to the Corporation or in blank, and shall give written notice to the Corporation at such office that he elects so to convert such shares of the Second Preferred Stock, and shall state in writing therein the name or names in which he wishes the certificate or certificates for Prior Preference
Stock to be issued.

          (c)  The Corporation will, as soon as
practicable after such surrender, as above provided, of certificates for shares of the Second
Preferred Stock, deliver to or upon the written order of the holder of the certificates so surrendered, certificates for the number of full shares of Prior Preference Stock to which he shall be entitled as herein provided. Subject to the following provisions of this sub-paragraph (c), such conversion shall be deemed to have been made as of the date of such surrender of shares of the Second Preferred Stock to be converted, and the person or persons entitled to receive the Prior
Preference Stock issuable on conversion of such shares of the Second Preferred Stock shall be treated for all purposes as having become the record holder or holders of such Prior Preference
Stock on said date. The Corporation shall not be required to make such conversion, and no surrender of shares of the Second Preferred Stock shall be effective for that purpose, while the stock transfer books of the Corporation are closed for any purpose, but the surrender of such shares of the Second Preferred Stock for conversion during any period while such books are so closed shall become effective for the purpose of such conversion immediately upon the reopening of such books, as if the conversion had been made on the date such shares of the Second Preferred Stock were surrendered.

          (d)  In case the Corporation shall at
any time subdivide or combine its outstanding shares of Prior Preference Stock, the conversion ratio shall be proportionately decreased or increased, as the case may be.

          (e)  Whenever the conversion ratio is
adjusted, as herein provided, the Corporation shall forthwith file with each Transfer Agent of the Corporation for the Prior Preference Stock a statement signed by the President or a Vice
President and by the Secretary or the Treasurer or one of the Assistant Secretaries or Assistant
Treasurers of the Corporation, stating the adjusted conversion ratio determined as provided herein. Such statement shall set forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment. Notice of any adjustment of the conversion ratio shall be given promptly by one publication in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, City, County and State of
New York, or by mail to the holders of record of the shares of the Second Preferred Stock.

          (f)  In case of any capital
reorganization or any reclassification of the capital stock of the Corporation or in case of the consolidation or merger of the Corporation with another corporation, each share of the Second
Preferred Stock shall thereafter be convertible into the number of shares of stock or other securities of property of the Corporation, or of the successor corporation resulting from such consolidation or merger, as the case may be, to which the Prior Preference Stock of the Corporation, deliverable upon conversion of such share of the Second Preferred Stock, would have been entitled upon such capital reorganization, reclassification of capital stock consolidation or merger; and, in any such case, the Corporation shall make an appropriate adjustment in the application of the provisions herein set forth with respect to rights and interests thereafter of the holders of shares of the Second Preferred
Stock, to the end that the provisions set forth herein (including the specified changes in and other adjustments of the conversion ratio) shall thereafter be applicable as near as reasonable may be, in relation to any shares or other property thereafter deliverable upon the conversion of shares of the Second Preferred Stock.

          (g)  In case at any time:

               (i)  the Corporation shall declare
any dividend payable in stock upon its Prior
Preference Stock or make any distribution (other than cash dividends) to the holders of its Prior
Preference Stock; or

              (ii)  the Corporation shall offer
for subscription to the holders of its Prior
Preference Stock any additional shares of stock of any class or any other rights; or

             (iii)  any capital reorganization, or
reclassification of the capital stock of the Corporation or the consolidation or merger of the Corporation with another corporation shall be proposed by the Corporation;

then, and in any one or more of said cases, the Corporation shall cause at least ten days' prior notice to be mailed to each Transfer Agent for the Second Preferred Stock, and to the holders of record of the outstanding shares of the Second
Preferred stock, of the date on which (x) the books of the Corporation shall close, or a record shall be taken for such stock dividend, distribution or subscription rights, or (y) such reclassification, reorganization, consolidation or merger shall take place, as the case may be. Such notice shall also specify the date, if any is to be fixed, as of which holders of Prior Preference
Stock of record shall participate in said dividend, distribution or subscription rights or shall be entitled to exchange their Prior
Preference Stock for securities or other property deliverable upon such reclassification, reorganization,consolidation or merger, as the case may be.

          (h)  The Corporation shall at all times
reserve and keep available, out of its authorized and unissued stock, solely for the purpose of effecting the conversion of shares of the Second
Preferred Stock, such number of shares of Prior
Preference Stock as shall from time to time be sufficient to effect the conversion of all shares of the Second Preferred Stock from time to time outstanding.

     (L)  So long as any of the Prior Preference
Stock shall be outstanding, and except as otherwise provided by the laws of the State of Indiana, the Corporation shall not, without the consent given in writing, or by the affirmative vote of the holders of at least a majority of the number of shares of Prior Preference Stock at the time outstanding, or if holders of in excess of twenty-five percent (25%) of such shares shall vote against the proposal:

     l. create any prior lien on the property of the Corporation (except purchase money mortgages on property acquired for use in the business of the Corporation);

     2. issue any shares of stock in addition to the shares hereby authorized to be issued, having rights of priority equal to or superior to the rights of the Prior Preference Stock; or

     3.   sell, lease or exchange all or
substantially all of its property or assets.

     (M) If at any time dividends in arrears upon the Prior Preference Stock shall aggregate in amount $1.00 or more per share, then, until the Corporation shall have paid all dividends in arrears on all Prior Preference Stock then outstanding, the holders of record of the shares of Prior Preference Stock,voting together as a separate class, shall, at the annual meeting of the stockholders of the Corporation next held and at all subsequent annual meetings until all accrued and unpaid dividends on the Prior
Preference Stock shall have been paid in full, have the right to elect a majority of the members of the Board of Directors. Upon the payment in full of all such dividends in arrears, the right of the holders of the Prior Preference Stock to elect a majority of the members of the Board of Directors shall cease, subject, however, to revival whenever such dividends on the Preferred
Stock shall again be in arrears in an aggregate amount of $l.00 per share or more.

     (N) (a) Subject to applicable provisions of law and to the provisions of these Articles of Incorporation (including without limitation those provisions set forth in paragraphs (C) and (I) of this Article 6) authority is hereby expressly granted to and vested in the Board of Directors, to the extent permitted by and upon compliance with the provisions set forth in the law of the State of Indiana, to issue the Serial Preferred
Stock from time to time in one or more series, each series to have such relative rights, preferences, limitations or restrictions, and bear such designations, as shall be determined and stated prior to the issuance of any shares of any such series in and by a resolution or resolutions of the Board of Directors authorizing the issuance of such series, including without limitation:

          (l)  The number of shares to constitute
such series and the distinctive designation thereof;

          (2)  The dividend rate or rates to which
the shares of such series shall be entitled and whether dividends shall be cumulative and, if so, the date or dates from which dividends shall accumulate, and the quarterly dates on which dividends, if declared, shall be payable.

          (3)  Whether the shares of such series
shall be redeemable, the limitations and restrictions in respect of such redemptions, the manner of selecting shares of such series for redemption if less than all shares are to be redeemed, and the amount per share, including the premium, if any, which the holders of shares of such series shall be entitled to receive upon the redemption thereof, which amount may vary at different redemption dates and may be different in respect of shares redeemed through the operation of any retirement or sinking fund and in respect of shares otherwise redeemed;

          (4)  Whether the holders of shares of
such series shall be entitled to receive, in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, an amount equal to the dividends accumulated and unpaid thereon, whether or not earned or declared, but without interest;

          (5)  Whether the shares of such series
shall be subject to the operation of a purchase, retirement or sinking fund and, if so, whether such fund shall be cumulative or non-cumulative, the extent to and the manner in which such fund shall be applied to the purchase of redemption of the shares of such series for retirement or to other corporate purposes, and the terms and provisions in respect of the operation thereof;

          (6)  Whether the shares of such series
shall be convertible into, or exchangeable for, shares of stock of any other class or series thereof or of any other series of the same class, and if so convertible or exchangeable, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same;

          (7)  The voting powers, if any, of the
shares of such series in addition to the voting powers provided by law;

          (8)  Any other rights, preferences,
limitations or restrictions not inconsistent with law or the provisions of these Articles of Incorporation.

     (b)  All shares of any one series of Serial
Preferred Stock shall be identical with each other in all respects, except that in respect of any series entitled to cumulative dividends, shares of such series issued at different times may differ as to the dates from which such dividends shall be cumulative.

     (O)  No holder of shares of any stock of the
Corporation shall be entitled to such holder to subscribe for any shares of any class which the Corporation may issue or sell (whether now or hereafter authorized).

     (P)  Shares of stock without distinction as
to class having a par value may be issued for an amount of consideration not less than the par value thereof.

     (Q)  In the event that any holders of any
class of stock of the Corporation shall become entitled to a fractional share of stock of any class pursuant to a plan of recapitalization, consolidation or merge, or otherwise, the Board of Directors of the Corporation shall have the right, at its option, to issue scrip representing such fractional share or to make payment to the holder in cash equivalent to the market value as determined by it, of such fractional share. Such scrip shall not entitle the holder thereof to receive dividends or to any other rights of a stockholder, but upon surrender thereof to the Corporation in amounts calling in the aggregate for one (l) or more shares of such stock, such scrip shall be exchangeable for a certificate or certificates representing the share or shares of such stock called for thereby. Such scrip shall become void upon such date or dates as the Board of Directors of the Corporation in the exercise of its absolute discretion shall determine.

     (R)  The term "dividends accumulated and
unpaid", "dividends in arrears", "dividends accrued or in arrears", "full cumulative dividends", and "full accumulated dividends" whenever used herein with reference to the Prior
Preference Stock or the Second Preferred Stock shall be deemed to mean that amount which shall be equal to Five Percent (5%) of the par value thereof per annum to date from January 1, 1942, in the case of Prior Preference Stock issued before January 1, 1942, in the case of Prior Preference
Stock issued on or after that date and in the case of Second Preferred Stock from the quarterly dividend payment date on which issued, or, if not issued on a quarterly dividend payment date, from the quarterly dividend payment date next preceding the date of issue thereof, in every case less the amount of dividends already paid or set apart for payment upon the shares of Prior Preference Stock and Second Preferred Stock with reference to which such terms are used and whenever used herein with reference to any series of Serial Preferred Stock shall be deemed to mean the amount which shall, to the extent that dividends are made cumulative by the resolution or resolutions of the Board of Directors establishing such series, be equal to the dividend rate to which the shares of such series are entitled per annum to date from the quarterly dividend payment date on which issued, or, if not issued on a quarterly dividend payment date, from the quarterly dividend payment date next preceding the date of issue thereof, in every case less the amount of dividends already paid or set apart for payment upon the shares of Serial
Preferred Stock with reference to which such terms are used.

     7.   Except as provided in paragraphs (L),
(M) and (N) of Article 6 hereof and as otherwise required by the laws of the State of Indiana, the holders of each one share of Second Preferred
Stock and the holders of each one share of Common
Stock, voting collectively and not as a class, to the exclusion of all other classes of stock of the Corporation at any time outstanding, shall be entitled to one vote per each one share thereof held in the election of directors and upon all other matters requiring a vote of stockholders of the Corporation.


     8. The amount of capital of the Corporation at the time of filing these Amended and Restated
Articles of Incorporation is $11,136,555.


     9.   The number of directors of the
Corporation shall be three.

          No director of the Corporation shall be
removed from his office as a director by vote or other action of stockholders without cause.

          Notwithstanding anything contained in
this Article 9, if at any time dividends in arrears upon the Prior Preference Stock shall aggregate in amount $1.00 or more per share, then, the term of all directors then in office shall expire at the annual meeting of stockholders of the Corporation next held; and, until the Corporation shall have paid all dividends in arrears on all Prior Preference Stock then outstanding, directors shall be elected, at the annual meeting of stockholders of the Corporation next held and at all subsequent annual meetings, until all accrued and unpaid dividends on the Prior Preference Stock shall have been paid in full for a term of one year and until their successors are elected and qualified; and, as provided in paragraph (M) of Article 6 hereof, until the Corporation shall have paid all dividends in arrears on all Prior Preference Stock then outstanding, the holders of record of the shares of Prior Preference Stock, voting together as a separate class, shall, at the annual meeting of the stockholders of the Corporation next held and at all subsequent annual meetings, until all accrued and unpaid dividends on the Prior
Preference Stock shall have been paid in full, have the right to elect a majority of the members of the Board of Directors. As provided in said paragraph (M) of Article 6, upon the payment in full of all such dividends in arrears, the right of the holders of the Prior Preference Stock to elect a majority of the members of the Board of Directors shall cease, subject, however, to revival whenever such dividends on the Preferred
Stock shall again be in arrears in an aggregate amount of $1.00 per share or more, and at the annual meeting of the stockholders of the Corporation next held, directors shall be elected by classes as in the manner hereinabove provided with respect to the annual meeting of stockholders to be held on October 4, 1967.


     10. The names and addresses of the Directors holding office at the time of the adoption of these Amended and Restated Articles of Incorporation are as follows:


     James F. Doyle, 321 N. Clark Street, Chicago, IL 60610

     R. Thomas Howell, Jr, 321 N. Clark Street, Chicago,IL 60610

     Janet K. Cooper, 321 N. Clark Street, Chicago, IL 60610



     11. The names and post office address of the President and Secretary of the Corporation are as follows:

     James F. Doyle, President
     321 N. Clark Street, Chicago, IL 60610

     R. Thomas Howell, Jr., Secretary
     321 N. Clark Street, Chicago, IL 60610


     12. The private property of the stockholders of said Corporation shall not be subject to the payment of corporate debts to any extent whatsoever.


     13. In furtherance, and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

     (a)  To make, alter, amend and rescind the
bylaws of this Corporation, without any action on the part of the stockholders.

     (b)  Subject to the limitations hereinbefore
set forth, to authorize and cause to be executed mortgages and liens upon the real and personal property of this Corporation.

     (c) To fix, determine and vary the amount to be maintained as surplus and, subject to the other provisions and requirements of this Certificate, the amount or amounts to be set apart or reserved as working capital or for any other lawful purposes. If so determined by the Board of Directors, the Corporation may from time to time receive money and/or other property and credit the amount or value thereof to reserve or surplus, and such money or other property may be an undivided part of money or other property for another part of which stock, bonds, debentures and/or other obligations of the Corporation are issued.
Against any reserve or surplus so established there may be charged losses at any time incurred by the Corporation, also dividends or other distributions upon stock. Such reserve or surplus may be reduced from time to time by the Board of Directors for the purposes above specified or by transfer from such reserve or surplus to capital account.

     (d)  From time to time to determine whether
and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of this Corporation (other than the stock ledger), or any of them, shall be open to inspection of stockholders; and no stockholder shall have any right of inspecting any account, book or document of this Corporation except as conferred by statute, unless authorized by a resolution of stockholders or directors.

     (e)  If the bylaws so provide, to designate,
by resolution adopted by a majority of the whole board, two or more of its number to constitute an executive committee, which committee shall for the time being, as provided in said resolution or in the bylaws of this Corporation, have and exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this Corporation, and have power to authorize the seal of this Corporation to be affixed to all papers which may require it.

     (f) This Corporation may in its bylaws confer powers upon its directors in addition to the foregoing, and in addition to the powers and authorities expressly conferred upon them by statute.

     (g)  Both stockholders and directors shall
have power, if the bylaws so provide, to hold their meetings, and to have one or more offices within or without the State of Indiana, and to keep the books of this Corporation (subject to the provisions of the statutes), outside of the State of Indiana at such places as may be from time to time designated by the Board of Directors.


     14.  In the absence of fraud, no contract or
transaction between this Corporation and any other association or corporation shall be affected by the fact that any of the directors or officers of this Corporation are interested in or are directors or officers of such other association or corporation, and any director or officer of this Corporation individually may be a party to or may be interested in any such contract or transaction of this Corporation; and no such contract or transaction of this Corporation with any person or persons, firm, association or corporation shall be affected by the fact that any director or officer of this Corporation is a party to or interested in such contract or transaction or in any way connected with such person or persons, firm, association or corporation; and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from this contracting with this Corporation for the benefit of himself or any person, firm association or corporation in which he may be in any wise interested.


     15.  The Corporation reserves the right to
amend, alter, change or repeal any provision contained in its Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders and directors herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions of the second paragraph of Article 9, the provisions of Article 16, the provisions of
Article 17 and the provisions of this sentence may not be amended, altered, changed or repealed except by vote of stockholders holding at least seventy-five percent (75%) of the voting power of the outstanding stock of the Corporation.


     16.  In the event that it is proposed that
this Corporation enter into a merger or
consolidation with any other corporation and such other corporation or its affiliates singly or in the aggregate own or control directly or indirectly five percent (5%) or more of the voting power of the outstanding shares of stock of this Corporation, or that this Corporation sell all or substantially all of its assets or business to such other corporation or its affiliates, the affirmative vote of the holders of not less than seventy-five percent (75%) of the total voting power of all outstanding shares of stock of this Corporation shall be required for the approval of any such proposal; provided, however, that the foregoing shall not apply to any such merger, consolidation or sale of assets or business which was approved by resolution of the Board of Directors of this Corporation prior to the acquisition of the ownership or control of five percent (5%) of the voting power of the outstanding shares of this Corporation by such other Corporation or its affiliates, nor shall it apply to any such merger, consolidation or sale of assets or business between this Corporation and another corporation fifty percent (50%) or more of the voting power of the outstanding stock of which is held by this Corporation. For the purpose hereof an "affiliate" is any person (including a corporation, partnership, trust, estate or individual) who directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified; and "control" means the possession, directly or indirectly of the power to direct or cause the direction of management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise.


     17.  In the event of a merger or
consolidation or in the event of a sale, lease, exchange, mortgage, pledge or other disposal of all or substantially all of the fixed assets of the Corporation, for the purpose of terminating and winding up, or changing the nature of its business, then the stockholders of the Corporation shall have and possess the same rights of dissenting stockholders as are granted by the Indiana General Corporation Act to stockholders of corporations whose shares are not registered on a national securities exchange.



               2.  Effect of Amended and Restated Articles

     The Amended and Restated Articles shall
supersede and take the place of the heretofore existing Amended Articles of Incorporation of the Corporation.



                   SUBDIVISION B

            MANNER OF ADOPTION AND VOTE


                Action by Directors

     The Board of Directors of the Corporation, by unanimous written consent on February 15, 1994, duly adopted a resolution in respect of the Amended and Restated Articles that the provisions and terms of its entire Articles of Incorporation be amended and restated so as to read as set forth in the Amended and Restated Articles, and that the Amended and Restated Articles should supersede and take the place of its heretofore existing Amended
Articles of Incorporation as amended at a meeting of the Shareholders on October 5, 1955.

          2.   Compliance with Legal Requirements

     The manner of the adoption of the Amended and Restated Articles of Incorporation, constitute full legal compliance with the provisions of the Act, the Articles of Incorporation, and the Bylaws of the Corporation.



                   SUBDIVISION C

   STATEMENT OF CHANGES MADE WITH RESPECT TO THE

           SHARES HERETOFORE AUTHORIZED


     The amount or number of shares heretofore authorized are 12,500,000 as follows:

     2,500,000 shares consisting of 1,500,000 shares of Cumulative Prior Preference Stock of the par value of $20.00 each; 500,000 shares of Cumulative
     Convertible Second Preferred Stock of the par value of $20.00 each; and 500,000 shares of Serial
     Preferred Stock of the par value of $20.00 each.

     10,000,000 shares of Common Stock
     of the par value of $1.00 each.





     IN WITNESS WHEREOF, the undersigned officers execute these Amended and Restated Articles of Incorporation of the Corporation and certify to the truth of the facts herein stated, this 15th day of February, 1994.


                              /s/ James F. Doyle
                              James F. Doyle, President
                              STOKELY-VAN CAMP, INC.


                              /s/ R. Thomas Howell, Jr.
                              R. Thomas Howell, Jr., Secretary
                              STOKELY-VAN CAMP, INC.


ATTEST:

/s/ Marcia S. Laz
Marcia S. Laz
Assistant Secretary of
STOKELY-VAN CAMP, INC.







STATE OF ILLINOIS
COUNTY OF COOK


     I, the undersigned, a Notary Public duly commissioned to take acknowledgements and administer oaths in the State of Illinois, certify that JAMES F. DOYLE, President, R. THOMAS HOWELL,
JR., Secretary, and MARCIA S. LAZ, Assistant
Secretary of STOKELY-VAN CAMP, INC., the officers executing the foregoing Amended and Restated Articles of Incorporation, personally appeared before me;
acknowledged the execution thereof, and swore to the truth of the facts therein stated.

     WITNESS my hand and Notarial Seal this 15th day of February, 1994.


/s/ Michaeleen L. Sage
Michaeleen Sage
Notary Public


My commission expires: [date is written, not typed] September 8, 1995


[offical seal appears to right]          " 'OFFICIAL SEAL'
                                         MICHAELEEN L. SAGE
                                         NOTARY PUBLIC, STATE OF ILLINOIS
                                         MY COMMISSION EXPIRES 9/8/95"